UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 1, 2012

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction

of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of principal executive offices)	11749 (Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of CA, Inc. (the “Company”) was held on August 1, 2012.

(b) The final voting results on the proposals presented at the meeting are set forth below.

1. Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Jens Alder	378,251,773	639,842	2,977,284	26,419,759
Raymond J. Bromark	378,085,981	799,467	2,983,451	26,419,759
Gary J. Fernandes	377,929,799	964,507	2,974,593	26,419,759
Rohit Kapoor	378,380,464	540,364	2,948,071	26,419,759
Kay Koplovitz	377,559,090	1,348,198	2,961,611	26,419,759
Christopher B. Lofgren	377,586,247	1,292,243	2,990,409	26,419,759
William E. McCracken	378,287,641	628,363	2,952,895	26,419,759
Richard Sulpizio	378,291,877	650,216	2,926,806	26,419,759
Laura S. Unger	377,808,903	1,101,324	2,958,672	26,419,759
Arthur F. Weinbach	378,392,833	552,330	2,923,736	26,419,759
Renato (Ron) Zambonini	378,150,476	796,685	2,921,738	26,419,759

2. Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	359,508,186	46,132,625	2,647,847	0

3. Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	373,269,108	4,583,177	4,016,614	26,419,759

4. Proposal 4 – Approval of the CA, Inc. 2012 Compensation Plan for Non-Employee Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	371,792,429	7,027,471	3,048,999	26,419,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date: August 3, 2012	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance, and Corporate Secretary